Exhibit 3.79

ARTICLES OF MERGER

OF

SILVER ACQUISITION INC.

INTO

STERLING WENTWORTH CORPORATION

February 17, 1999

In accordance with Section 1640a-1105 of the Utah Revised Business Corporation Act (the “URBCA”), Sterling Wentworth Corporation, a Utah corporation (“Sterling”), hereby declares and certifies as follows:

ARTICLE ONE

Plan of Merger

The Agreement and Plan of Merger, dated as of February 17, 1999 (the “Plan of Merger”), by and among SunGard Data Systems Inc., a Delaware corporation, Silver Acquisition Inc., a Utah corporation (“Silver”) and Sterling, is attached hereto as Exhibit “A” and is incorporated herein by reference.

ARTICLE TWO

Shareholder Approval

The shareholders of each of Sterling and Silver were required to approve the Plan of Merger. No shareholders were entitled to vote separately in voting groups. The designation, number of outstanding shares, number of votes entitled to be cast, and the total number of votes cast for and against the Plan of Merger were as follows:

Corporation and Designation	Outstanding Shares	Votes Entitled To Be Cast	For	Against
Sterling Stock	1,377,000	1,377,000	1,377,000	0
Silver Stock	1,000	1,000	1,000

The number of votes cast for the Plan of Merger was sufficient for approval.

ARTICLE THREE

Effective Date

Pursuant to Section I6-10a-1105(2), these Articles of Merger shall be effective on the date they are filed with the Division of Corporations and Commercial Code of the State of Utah.

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IN WITNESS WHEREOF, Sterling hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this 17th day of February 1999.

Sterling Wentworth Corporation

By:	/S/ G.P. Williams
G.P. Williams, President

MAILING ADDRESS

If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Sterling by mail, the address to which the copy should be mailed is:

Sterling Wentworth Corporation

c/o Janet L. LaPointe

Cooley Godward LLP

3000 El Camino Real

Five Palo Alto Square

Palo Alto, California 94306

EXHIBIT A

PLAN OF MERGER

(Abbreviated)

A. Merger of Silver into Sterling.

1. Agreement and Plan of Merger. Subject to the terms of an Agreement and Plan of Merger dated as of February 17, 1999, (the “Merger Agreement”), among SunGard Data Systems Inc., a Delaware corporation (“SunGard”), Silver Acquisition Inc., a Utah corporation (“Silver”), and Sterling Wentworth Corporation, a Utah corporation (“Sterling”), Silver shall be merged with and into Sterling (the “Merger”).

2. Effective Time of the Merger. The Merger shall become effective on the date that the Articles of Merger are duly filed with the Division of Corporations and Commercial Code of the State of Utah.

3. Surviving Corporation. At the Effective Date, Silver shall be merged with and into Sterling and the separate corporate existence of Silver shall thereupon cease. Sterling shall be the surviving corporation in the Merger and shall continue its existence under the provisions of the Act.

B. Effect of the Merger; Additional Actions.

1. Effects. The Merger shall have the effects set forth in the Act.

2. Taking of Necessary Action; Further Action. If, at any time after the Effective Date, any such further action is necessary or desirable to carry out the purposes of the Merger Agreement and to vest Sterling as the surviving corporation, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Silver, the officers and directors of Silver and Sterling are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

3. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of Silver in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the surviving corporation, and the Articles of Incorporation of Sterling is hereby amended and restated in its entirety, substantially in the form attached as Exhibit 1 hereto.

4. Bylaws of Surviving Corporation. The Bylaws of Silver as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation on and after the Effective Date and thereafter may be amended in accordance with the terms thereof, the Articles of Incorporation of the surviving corporation, and applicable law.

C. Conversion of Shares. At the Effective Date, each share of common stock, par value $0.000002, of Sterling by reason of the Merger provided for hereunder and without any action on the part of the holder thereof, shall be converted into the right to receive 0.4088388 of a share of common stock, $0.01 par value per share, of SunGard (the “SunGard Stock”). All such shares of Sterling common stock by virtue of the Merger and without any action on the part of the holders thereof; shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each shareholder of Sterling shall thereafter cease to have any rights with respect to such shares of Sterling common stock, except the right to receive the SunGard Stock.

No fractional shares of SunGard Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, the number of shares of SunGard Stock to be issued to each shareholder of Sterling in accordance with the Plan shall be rounded to the nearest whole number of shares of SunGard Stock.

As of the Effective Date, each share of common stock of Silver, by reason of the Merger provided for hereunder, and without any action on the part of SunGard, the holder thereof, be converted into the right to receive one share of common stock of Sterling (the “Sterling Stock”). All such shares of Silver common stock, by virtue of the Merger, and without any action on the part of SunGard, the holder thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and SunGard shall cease to have any rights with respect to such shares of Silver common stock, except the right to receive the Sterling Stock.

Exhibit I

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

STERLING WENTWORTH CORPORATION

The undersigned person, of age eighteen (18) or more, acting as an officer of Sterling Wentworth Corporation, a Utah Corporation (“the Company”), acting under Utah’s Revised Business Corporation Act (the “Act”), adopts the following Amended and Restated Articles of Incorporation:

The Articles of Incorporation of the Company have been amended and restated to read as follows:

ARTICLE I

The name of this corporation is Sterling Wentworth Corporation (the “Corporation”).

ARTICLE II

The Corporation is organized to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE III

The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of common stock.

ARTICLE IV

The address of the initial registered office of the Corporation is 50 West Broadway, Suite 800, Salt Lake City, Utah 84101. The name of the initial registered agent of the Corporation at that address is CT Corporation System.

ARTICLE V

To the fullest extent permitted by Section 16-10a-841 of the Act, as amended, or pursuant to any successor statute with similar effect, no director shall be liable to the Corporation or to its shareholders for monetary damages. If the laws of the State of Utah are amended after the adoption of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Utah, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

[End of Amended and Restated Articles of Incorporation]

2.	The Amended and Restated Articles of Incorporation were approved and recommended to the sole shareholder of the Company by its Board of Directors on February 17, 1999.

3.	The Company has 1,000 shares of outstanding Common Stock that were entitled to vote on these Amended and Restated Articles. Pursuant to written consent, effective as of February 17, 1999, the sole shareholder of 1,000 shares of Common Stock (100% of the shares outstanding), consented to the Amended and Restated Articles as stated herein, and therefore, the number of shares voting in favor of the proposed Amended and Restated Articles by each voting group entitled to vote thereon was sufficient for approval by that voting group.

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IN WITNESS WHEREOF, the undersigned, has executed these Amended and Restated Articles of Incorporation and certifies to the truth of the facts herein stated, this 17th day of February 1999.

STERLING WENTWORTH CORPORATION

By:
Sara G. Armstrong,
Assistant Vice President

The appointment of the undersigned as registered agent of the Corporation is hereby accepted

/S/ L. Jimenez, Asst. Secretary
CT Corporation System

ARTICLES OF AMENDMENT

Pursuant to the provisions of Utah law, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1.	The name of the corporation is: STERLING WENTWORTH CORPORATION.

2.	The text of the amendment is: The name of the corporation shall be changed from Sterling Wentworth Corporation to SUNGARD EXPERT SOLUTIONS INC., such change to be effective January 1, 2001 at 12:01 AM.

3.	The date of adoption of each amendment is: December 1, 2000.

4.	The amendment was unanimously approved by the sole shareholder and all of the directors.

5.	The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes represented at the meeting is:

Number of Shares Issued & Outstanding	Class
1,000	Common

6.	The number of undisputed votes cast for the amendment and sufficient for approval is as follows:

Number of Shares Voted in Favor of Amendment:	1,000
Number of Shares Voted Against Amendment:

Dated: December 1, 2000	STERLING WENTWORTH CORPORATION

	By:	/S/ Paul K. Erickson
Paul K. Erickson, President